As filed with the Securities and Exchange Commission on November 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioScrip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1600 Broadway, Suite 700,

Denver, Colorado 80202

(720) 697-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BioScrip, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Kathryn M. Stalmack, Esq.
Senior Vice President, Secretary and General Counsel
BioScrip, Inc.
1600 Broadway, Suite 700
Denver, Colorado 80202
(720) 697-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan V. Sidwell, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Tel: (615) 742-6264

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerate filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.0001 per share	1,500,000 shares	(3)	$2.80	$4,200,000	$509

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of BioScrip, Inc. common stock, $0.0001 per share (“Common Stock”), that become issuable under the BioScrip, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) and is based on 1,500,000 shares of Common Stock being offered at an exercise price of $2.80 based upon the average of the high and low prices of the Common Stock on November 5, 2018, as reported on the Nasdaq Global Market.
(3)	Represents shares of Common Stock reserved for future grant under the Employee Stock Purchase Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed solely for the purpose of registering 1,500,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of BioScrip, Inc., a Delaware corporation (the “Company”) to be offered to participants under the Company’s Employee Stock Purchase Plan (the “Plan”). The Company previously registered 750,000 shares of its Common Stock, available for grant of awards under the Plan.  The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on April 2, 2013 (Registration Number 333-187679), in accordance with the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed with the SEC on April 2, 2013 (File Number 333-187679 are incorporated herein by reference. On May 3, 2018, the Company's stockholders approved an amendment to the Plan, to increase the number of shares of Common Stock reserved and available for grant of awards by 1,500,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The documents listed below filed by BioScrip, Inc. are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(a)	The Company’s Registration Statement on Form S-8 filed April 2, 2013 (File Number 333-187679);

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC on March 26, 2018;

(c)	The Company’s definitive proxy statement on Schedule 14A as filed with the SEC on April 4, 2018;

(d)	The Company’s Quarterly Reports on Forms 10-Q for the fiscal quarter ended March 31, 2018 as filed with the SEC on May 10, 2018, the fiscal quarter ended June 30, 2018 as filed with the SEC on August 7, 2018, and the fiscal quarter ended September 30, 2018 as filed with the SEC on November 6, 2018;

(e)	The Company’s Current Reports on Form 8-K as filed with the SEC on February 15, 2018, March 2, 2018, March 8, 2018, May 4, 2018, May 10, 2018, May 16, 2018, June 4, 2018, August 7, 2018, October 22, 2018, November 1, 2018 and November 6, 2018; and

(f)	The description of the Common Stock included in our registration statements on Form 8-A/A filed with the SEC on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and August 12, 2016 and any amendment or report we may file with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.

The Company is also incorporating by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 8, 2018.

BIOSCRIP, INC.

By:	/s/ Kathryn M. Stalmack
Name:	Kathryn M. Stalmack
Title:	Senior Vice President, Secretary and General Counsel

Date: November 8, 2018

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Daniel Greenleaf and Kathryn M. Stalmack  and each of them, any one of whom  may act as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Daniel E. Greenleaf	Chief Executive Officer, President and Director	November 8, 2018
Daniel E. Greenleaf	(Principal Executive Officer)

/s/ Stephen Deitsch	Chief Financial Officer and Treasurer	November 8, 2018
Stephen Deitsch	(Principal Financial Officer)

/s/ R. Carter Pate	Non-Executive Chairman of the Board	November 8, 2018
R. Carter Pate

/s/ David Golding	Director	November 8, 2018
David Golding

/s/ Michael Goldstein	Director	November 8, 2018
Michael Goldstein

/s/ Christopher Shackelton	Director	November 8, 2018
Christopher Shackelton

/s/ Michael G. Bronfein	Director	November 8, 2018
Michael G. Bronfein

/s/ Steven Neumann	Director	November 8, 2018
Steven Neumann

Exhibit Index

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2005)

4.2	Amendment to the Second Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 10, 2010)

4.3	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Bioscrip, Inc. dated November 30, 2016. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 2, 2016)

4.4	Amended and Restated By-Laws. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 28, 2011)

4.5	Employee Stock Purchase Plan. (Incorporated by reference to the definitive proxy statement filed on April 2, 2013)

4.6	First Amendment to Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed on August 10, 2015)

4.6	Second Amendment to Employee Stock Purchase Plan. (Incorporated by reference to Appendix B to the definitive proxy statement filed on April 4, 2018)

5.1*	Opinion of Bass, Berry & Sims, PLC

23.1*	Consent of KPMG LLP.

23.2*	Consent of Bass, Berry & Sims, PLC (included in Exhibit 5.1).

24*	Power of Attorney (included on signature pages).

*	Filed herewith